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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

          We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 14, 2014 in the Registration Statement (Form S-1) and related Prospectus of Envision Healthcare Holdings, Inc. for the registration of 31,625,000 shares of its common stock.

/s/ Ernst & Young LLP

Denver, Colorado

June 25, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm